First Amendment to Royalty Agreement

This FIRST AMENDMENT TO ROYALTY AGREEMENT (this “Amendment”) is made and entered into as of August 12, 2013 by and among Bacterin International, Inc., a Nevada corporation (“Bacterin”), and ROS Acquisition Offshore LP, a Cayman Islands Exempted Limited Partnership (“ROS”).

WHEREAS, Bacterin and ROS are party to that certain Royalty Agreement, dated as of August 24, 2012 (the “Royalty Agreement”); and

WHEREAS, Bacterin and ROS desire to amend certain provisions of the Royalty Agreement as provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bacterin and ROS hereto agree as follows:

1.                  Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Royalty Agreement. This Amendment shall constitute a Loan Document for all purposes of the Royalty Agreement and the other Loan Documents.

2.                  Amendment to Section 1.1. Section 1.1 of the Royalty Agreement is hereby amended by amending and restating the definitions of “Confidential Information” and “Receiving Party” to read in their respective entireties as follows:

““Confidential Information” means any and all information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party.”

““Receiving Party” means the Party receiving Confidential Information which, in the case of ROS, shall be deemed to mean ROS and its employees, officers, directors and any persons designated by it as board observers (each, a “Representative”).”

3.                  Amendment to Section 7.1. Section 7.1 of the Royalty Agreement is hereby amended by adding the following two sentences to the end of such Section:

“A Receiving Party shall also be permitted to disclose Confidential Information that is, in the opinion of its counsel, required to be disclosed pursuant to Law or Judgment binding upon the Receiving Party or pursuant to the requirement or request of any Governmental Authority. ROS shall be responsible for any breach of this Section 7.1 by any of its Representatives.”

4.                  Amendment to Section 7.2. Section 7.2 of the Royalty Agreement is hereby amended and restated to read in its entirety as follows:

“SECTION 7.2 Exceptions to Confidentiality. The following information shall not be deemed to be Confidential Information of the Disclosing Party:

(a) information that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Royalty Agreement);

(b) information that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) information that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) information that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

(e) information that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party.”

5.                  Effective Date. This Amendment shall become effective on the date on which Bacterin and ROS each duly executes a counterpart of this Amendment.

6.                  Expenses. Bacterin agrees to pay on demand all expenses of ROS (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to ROS, and of local counsel, if any, who may be retained by or on behalf of ROS) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

7.                  No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Bacterin or ROS under the Royalty Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Royalty Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of either Bacterin or ROS to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Royalty Agreement or the other Loan Documents.

8.                  Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BACTERIN INTERNATIONAL, INC.

By: /s/ John P. Gandolfo
Name: John P. Gandolfo
Title: Chief Financial Officer

ROS Acquisition Offshore LP
By ROS Acquisition Offshore GP Ltd.,
its General Partner
By OrbiMed Advisors LLC,
its investment manager

By: /s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

Signature Page to First Amendment to Royalty Agreement